Third Point Re Announces Third Quarter 2019 Earnings Results
and Appointment of Joseph L. Dowling to the Board of Directors

Net loss of $15.1 million, or $0.16 per diluted common share, for the third quarter of 2019
Net income of $170.9 million, or $1.84 per diluted common share, for the nine month period of 2019
Return on beginning shareholders’ equity of 14.2% for the nine month period of 2019
Diluted book value per share of $14.76 as of September 30, 2019
HAMILTON, Bermuda, November 5, 2019, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its third quarter ended September 30, 2019.
Earnings Summary
Third Point Re reported a net loss attributable to common shareholders of $15.1 million, or $0.16 per diluted common share, for the three months ended September 30, 2019, compared to a net loss attributable to common shareholders of $13.3 million, or $0.14 per diluted common share, for the three months ended September 30, 2018. For the nine months ended September 30, 2019, Third Point Re reported net income available to common shareholders of $170.9 million, or $1.84 per diluted common share, compared to a net loss available to common shareholders of $19.7 million, or $0.20 per diluted common share, for the nine months ended September 30, 2018.
“We are very pleased with the continued progress we are making in deploying underwriting capacity into higher margin lines of business.  We remain on track to achieve our goal of underwriting profitability in 2020, subject to catastrophe events,” commented Dan Malloy, Chief Executive Officer. “Our quarter to date return on equity was negative 1.1%, slightly reducing our year to date return to 14.2% and our diluted book value per share at the end of the period was $14.76.  Our combined ratio for the third quarter was 102.7%, of which 6.2 percentage points, or $12.7 million, was attributable to catastrophe events that occurred during the period, net of reinstatement premiums and profit commission adjustments. Although our investments returned a small loss during the quarter, our year to date investment return of 10.2% has contributed significantly to overall profits for the year. With both underlying and reinsurance market conditions improving across many of the lines of business that we write, we believe we are well positioned to deliver increasingly attractive returns to shareholders.”
Appointment of Joseph L. Dowling to the Board of Directors
The Company also announced the appointment of Joseph L. Dowling to the Company’s Board of Directors. Mr. Dowling has served since July 2018 as the Chief Executive Officer of the Brown University Investment Office and from June 2013 to July 2018 served as the Chief Investment Officer of Brown University, where he was responsible for the University’s endowment. Mr. Dowling, 55 years old, brings extensive investment experience to the Board and will serve on the Company’s Investment and Finance Committee.
Josh Targoff, Chairman of the Board of Directors commented, “I am pleased to welcome Joe to the Board.  Joe brings essential expertise in capital allocation, asset management and portfolio construction through his role as CEO of Brown University’s Investment Office.  The Board will benefit from his many years of investing in public markets and specifically his expertise in alternative assets as the Company continues to evolve and adapt to market conditions.”

Additional Information on Financial Results
The following table shows certain key financial metrics for the three and nine months ended September 30, 2019 and 2018:

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	($ in millions, except for per share data and ratios)
Gross premiums written	$95.4	$30.1	$497.6	$458.2
Net premiums earned	$203.2	$128.0	$501.8	$412.0
Net underwriting loss (1)	$(5.5)	$(6.3)	$(12.9)	$(17.7)
Combined ratio (1)	102.7%	104.9%	102.6%	104.3%
Net investment return on investments managed by Third Point LLC	(0.2)%	(0.2)%	10.2%	0.6%
Net investment income (loss)	$(3.1)	$(3.6)	$220.9	$25.4
Net income (loss) available to Third Point Re common shareholders	$(15.1)	$(13.3)	$170.9	$(19.7)
Diluted earnings (loss) per share available to Third Point Re common shareholders	$(0.16)	$(0.14)	$1.84	$(0.20)
Change in diluted book value per share (2)	(0.8)%	(0.4)%	13.7%	0.4%
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders (2)	(1.1)%	(0.8)%	14.2%	(1.2)%
Net investments managed by Third Point LLC (3)	$2,469.2	$2,134.1	$2,469.2	$2,134.1

(1)	See the accompanying Segment Reporting for a calculation of net underwriting loss and combined ratio.

(2)
Change in diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders are non-GAAP financial measures. There are no comparable GAAP measures. In the third quarter of 2019, we changed our method for calculating the impact of options and warrants on diluted book value per share to the treasury stock method. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders.

(3)	Prior year comparatives represent amounts as of December 31, 2018.
Property and Casualty Reinsurance Segment
Gross premiums written
Gross premiums written increased by $65.3 million, or 217.3%, to $95.4 million for the three months ended September 30, 2019 from $30.1 million for the three months ended September 30, 2018. The increase in gross premiums written was primarily due to $58.7 million related to one retroactive reinsurance contract written in the period.
Gross premiums written increased by $39.4 million, or 8.6%, to $497.6 million for the nine months ended September 30, 2019 from $458.2 million for the nine months ended September 30, 2018. The increase in gross premiums written was primarily due to $63.5 million of property catastrophe business and $58.7 million related to one retroactive reinsurance contract written in the period. This increase was partially offset by contracts that we did not renew in the current year as well as the net impact of contract extensions, cancellations and contracts renewed with no comparable premium in the comparable period.
Net premiums earned
The increase in net premiums earned in the three and nine months ended September 30, 2019 compared to the three and nine months ended September 30, 2018 was primarily due to one retroactive reinsurance contract that was written and earned in the current year period as well as a higher in-force underwriting portfolio.
Net underwriting results
For the three and nine months ended September 30, 2019, we incurred net catastrophe losses of $12.7 million, net of reinstatement premiums and profit commission adjustments, related to Hurricane Dorian and Typhoon Faxai compared to no catastrophe losses in the prior year periods. This resulted in an increase in the combined ratio of 6.2 and 2.5 percentage points for the three and nine months ended September 30, 2019, respectively.
For the three and nine months ended September 30, 2019, we recorded a net $3.8 million and $4.3 million improvement in the net underwriting results, respectively, related to favorable development of prior years’ loss reserves net of the related impact of acquisition costs.

The improvement in the net underwriting results for the three and nine months ended September 30, 2019 compared to prior year periods, after giving effect to catastrophe losses and reserve development, was primarily due to a shift in the mix of business, including earnings on new property catastrophe and specialty business.
For the three and nine months ended September 30, 2018, we recorded a net $2.0 million and $4.8 million improvement in the net underwriting results, respectively, related to favorable development of prior years’ loss reserves net of the related impact of acquisition costs.
Investments
The following is a summary of the net investment return for our total net investments managed by Third Point LLC for the three and nine months ended September 30, 2019 and 2018:

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net investment return from separate account investment structure	—%	(0.2)%	—%	0.7%
TP Fund	(0.7)%	(0.1)%	16.9%	(0.1)%
Collateral and other investments	0.2%	0.2%	1.2%	0.2%
Net investment return on investments managed by Third Point LLC (1)	(0.2)%	(0.2)%	10.2%	0.6%

(1)	Refer to “Non-GAAP Financial Measures and Other Financial Metrics” for a description of the net investment return on investments managed by Third Point LLC.
The following is a summary of the net investment income (loss) for our total net investments managed by Third Point LLC for the three and nine months ended September 30, 2019 and 2018:

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	($ in thousands)
Net investment income (loss) from separate account investment structure	$—	$(3,009)	$—	$25,971
TP Fund	(5,751)	(1,926)	207,597	(1,926)
Collateral and other investments	2,289	1,347	12,452	1,347
Net investment income (loss) on investments managed by Third Point LLC (1)	$(3,462)	$(3,588)	$220,049	$25,392

(1)	Refer to “Non-GAAP Financial Measures and Other Financial Metrics” for a description of the net investment return on investments managed by Third Point LLC.

The following is a summary of the net investment return by investment strategy on total net investments managed by Third Point LLC for the three and nine months ended September 30, 2019 and 2018:

	Three months ended
	September 30, 2019			September 30, 2018
	Long	Short	Net	Long	Short	Net
Equity	1.4%	(0.7)%	0.7%	1.9%	(1.1)%	0.8%
Credit	(0.7)%	—%	(0.7)%	0.2%	—%	0.2%
Other	(0.1)%	(0.1)%	(0.2)%	(1.2)%	—%	(1.2)%
Net investment return on investments managed by Third Point LLC	0.6%	(0.8)%	(0.2)%	0.9%	(1.1)%	(0.2)%

	Nine months ended
	September 30, 2019			September 30, 2018
	Long	Short	Net	Long	Short	Net
Equity	13.3%	(4.1)%	9.2%	4.5%	(3.1)%	1.4%
Credit	0.9%	(0.5)%	0.4%	0.9%	(0.2)%	0.7%
Other	1.0%	(0.4)%	0.6%	(2.0)%	0.5%	(1.5)%
Net investment return on investments managed by Third Point LLC	15.2%	(5.0)%	10.2%	3.4%	(2.8)%	0.6%
For the three months ended September 30, 2019, the investment portfolio was slightly negative overall. Within equities, strong performance from our core long equity activist positions was offset by losses from short equity positions and hedges. Within credit, modest gains in structured credit were more than offset by losses in the sovereign credit portfolio. Currency hedges also contributed modest losses for the quarter.
For the nine months ended September 30, 2019, gains were driven primarily by the long equity portfolio although the fund generated profits across all strategies. Within equities, core long equity activist positions were the main contributors to results and gains on the long book were partially countered by losses in hedges and short equity positions. In credit, losses from one sovereign credit investment more than offset profits in structured and corporate credit. In the other portfolio, gains were driven by private investments and several merger arbitrage positions.
Conference Call Details
The Company will hold a conference call to discuss its third quarter 2019 results at 8:30 a.m. Eastern Time on November 6, 2019. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under the “Investors” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will also be available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. third quarter earnings conference call.
A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay passcode 13694124. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on November 13, 2019.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: results of operations fluctuate and may not be indicative of our prospects; more established competitors; losses exceeding reserves; highly cyclical property and casualty reinsurance industry; losses from catastrophe exposure; downgrade, withdrawal of ratings or change in rating outlook by rating agencies; significant decrease in our capital or surplus; dependence on key executives; dependence on letter of credit facilities that may not be available on commercially acceptable terms; inability to service our indebtedness; limited cash flow and liquidity due to our indebtedness; inability to raise necessary funds to pay principal or interest on debt; potential lack of availability of capital in the future; credit risk associated with the use of reinsurance brokers; future strategic transactions such as acquisitions, dispositions, mergers or joint ventures; technology breaches or failures, including cyber-attacks; lack of control over Third Point Enhanced LP (“TP Fund”); lack of control over the allocation and performance of TP Fund’s investment portfolio; dependence on Third Point LLC to implement TP Fund’s investment strategy; limited ability to withdraw our capital accounts from TP Fund; decline in revenue due to poor performance of TP Fund’s investment portfolio; TP Fund’s investment strategy involves risks that are greater than those faced by competitors; termination by Third Point LLC of our or TP Fund’s investment management agreements; potential conflicts of interest with Third Point LLC; losses resulting from significant investment positions; credit risk associated with the default on obligations of counterparties; ineffective investment risk management systems; fluctuations in the market value of TP Fund’s investment portfolio; trading restrictions being placed on TP Fund’s investments; limited termination provisions in our investment management agreements; limited liquidity and lack of valuation data on certain TP Fund’s investments; U.S. and global economic downturns; specific characteristics of investments in mortgage-backed securities and other asset-backed securities, in securities of issues based outside the U.S., and in special situation or distressed companies; loss of key employees at Third Point LLC; Third Point LLC’s compensation arrangements may incentivize investments that are risky or speculative; increased regulation or scrutiny of alternative investment advisers affecting our reputation; suspension or revocation of our reinsurance licenses; potentially being deemed an investment company under U.S. federal securities law; failure of reinsurance subsidiaries to meet minimum capital and surplus requirements; changes in Bermuda or other law and regulation that may have an adverse impact on our operations; Third Point Re and/or Third Point Re BDA potentially becoming subject to U.S. federal income taxation; potential characterization of Third Point Re and/or Third Point Re BDA as a passive foreign investment company; subjection of our affiliates to the base erosion and anti-abuse tax; potentially becoming subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act; and other risks and factors listed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures and Other Financial Metrics
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including basic and diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Re BDA and Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”), writes property and casualty reinsurance business. Third Point Re BDA and Third Point Re USA each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.
Contact
Third Point Reinsurance Ltd.
Christopher S. Coleman - Chief Financial Officer
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2019 and December 31, 2018
(expressed in thousands of U.S. dollars, except per share and share amounts)

	(Unaudited)	(Audited)
	September 30, 2019	December 31, 2018
Assets
Investment in related party investment fund, at fair value (cost - $891,850; 2018 - $1,564,850)	$818,600	$1,284,004
Debt securities, trading, at fair value (cost - $226,295; 2018 - $252,362)	220,045	239,640
Other investments, at fair value	3,500	84
Total investments	1,042,145	1,523,728
Cash and cash equivalents	693,105	104,183
Restricted cash and cash equivalents	816,519	609,154
Due from brokers	—	1,411
Interest and dividends receivable	2,932	1,316
Reinsurance balances receivable	680,630	602,448
Deferred acquisition costs, net	166,968	203,842
Unearned premiums ceded	14,370	17,552
Loss and loss adjustment expenses recoverable	4,270	2,031
Other assets	17,808	20,569
Total assets	$3,438,747	$3,086,234
Liabilities
Accounts payable and accrued expenses	$14,607	$7,261
Reinsurance balances payable	98,766	69,701
Deposit liabilities	174,405	145,342
Unearned premium reserves	592,319	602,936
Loss and loss adjustment expense reserves	1,060,000	937,157
Participation agreement with related party investment fund	—	2,297
Interest and dividends payable	1,026	3,055
Senior notes payable, net of deferred costs	114,044	113,911
Total liabilities	2,055,167	1,881,660
Commitments and contingent liabilities
Shareholders' equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (issued and outstanding: 94,220,567; 2018 - 93,639,610)	9,422	9,364
Additional paid-in capital	926,949	918,882
Retained earnings	447,209	276,328
Shareholders’ equity attributable to Third Point Re common shareholders	1,383,580	1,204,574
Total liabilities and shareholders’ equity	$3,438,747	$3,086,234

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and nine months ended September 30, 2019 and 2018
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues
Gross premiums written	$95,388	$30,064	$497,616	$458,189
Gross premiums ceded	(1,116)	—	(3,301)	(18,125)
Net premiums written	94,272	30,064	494,315	440,064
Change in net unearned premium reserves	108,976	97,929	7,435	(28,092)
Net premiums earned	203,248	127,993	501,750	411,972
Net investment income (loss) from investment in related party investment fund	(5,751)	(1,926)	207,597	(1,926)
Net investment income before management and performance fees to related parties	2,613	3,641	13,349	57,148
Management and performance fees to related parties (1)	—	(5,305)	—	(29,845)
Net investment income (loss)	(3,138)	(3,590)	220,946	25,377
Total revenues	200,110	124,403	722,696	437,349
Expenses
Loss and loss adjustment expenses incurred, net	85,703	88,706	263,105	265,326
Acquisition costs, net	118,271	40,841	233,775	149,830
General and administrative expenses	9,237	9,511	41,019	28,688
Other (income) expense	5,058	(1,362)	12,994	6,616
Interest expense	2,074	2,074	6,154	6,154
Foreign exchange gains	(4,921)	(1,979)	(6,663)	(4,215)
Total expenses	215,422	137,791	550,384	452,399
Income (loss) before income tax (expense) benefit	(15,312)	(13,388)	172,312	(15,050)
Income tax (expense) benefit	213	111	(1,431)	(4,407)
Net income (loss)	(15,099)	(13,277)	170,881	(19,457)
Net income attributable to noncontrolling interests in related party	—	(4)	—	(223)
Net income (loss) available to Third Point Re common shareholders	$(15,099)	$(13,281)	$170,881	$(19,680)
Earnings (loss) per share available to Third Point Re common shareholders
Basic earnings (loss) per share available to Third Point Re common shareholders	$(0.16)	$(0.14)	$1.86	$(0.20)
Diluted earnings (loss) per share available to Third Point Re common shareholders	$(0.16)	$(0.14)	$1.84	$(0.20)
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	91,903,556	95,671,385	91,784,268	98,768,442
Diluted	91,903,556	95,671,385	92,709,421	98,768,442
(1) Effective August 31, 2018, Third Point Reinsurance Ltd., Third Point Reinsurance Company Ltd. (“Third Point Re BDA”) and Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”) and together with Third Point Re BDA, the “TPRE Limited Partners”, entered into a Limited Partnership Agreement (the “2018 LPA”) to invest in Third Point Enhanced LP (“TP Fund”), a related party investment fund. As a result, the management and performance fees are presented within net investment income from investment in related party investment fund from the effective date of the 2018 LPA. Management and performance fees incurred prior to the effective date of the 2018 LPA are reflected in management and performance fees to related parties.

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended September 30, 2019		Three months ended September 30, 2018
	Property and Casualty Reinsurance	Total	Property and Casualty Reinsurance	Total
Revenues	($ in thousands)		($ in thousands)
Gross premiums written	$95,388	$95,388	$30,064	$30,064
Gross premiums ceded	(1,116)	(1,116)	—	—
Net premiums written	94,272	94,272	30,064	30,064
Change in net unearned premium reserves	108,976	108,976	97,929	97,929
Net premiums earned	203,248	203,248	127,993	127,993
Expenses
Loss and loss adjustment expenses incurred, net	85,703	85,703	88,706	88,706
Acquisition costs, net	118,271	118,271	40,841	40,841
General and administrative expenses	4,769	4,769	4,763	4,763
Total expenses	208,743	208,743	134,310	134,310
Net underwriting loss	$(5,495)	(5,495)	$(6,317)	(6,317)
Net investment loss		(3,138)		(3,590)
Corporate expenses		(4,468)		(4,748)
Other income (expense)		(5,058)		1,362
Interest expense		(2,074)		(2,074)
Foreign exchange gains		4,921		1,979
Income tax benefit		213		111
Net income attributable to noncontrolling interests in related party		—		(4)
Net loss attributable to Third Point Re common shareholders		$(15,099)		$(13,281)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	42.2%		69.3%
Acquisition cost ratio	58.2%		31.9%
Composite ratio	100.4%		101.2%
General and administrative expense ratio	2.3%		3.7%
Combined ratio	102.7%		104.9%

	Nine months ended September 30, 2019		Nine months ended September 30, 2018
	Property and Casualty Reinsurance	Total	Property and Casualty Reinsurance	Total
Revenues	($ in thousands)		($ in thousands)
Gross premiums written	$497,616	$497,616	$458,189	$458,189
Gross premiums ceded	(3,301)	(3,301)	(18,125)	(18,125)
Net premiums written	494,315	494,315	440,064	440,064
Change in net unearned premium reserves	7,435	7,435	(28,092)	(28,092)
Net premiums earned	501,750	501,750	411,972	411,972
Expenses
Loss and loss adjustment expenses incurred, net	263,105	263,105	265,326	265,326
Acquisition costs, net	233,775	233,775	149,830	149,830
General and administrative expenses	17,762	17,762	14,550	14,550
Total expenses	514,642	514,642	429,706	429,706
Net underwriting loss	$(12,892)	(12,892)	$(17,734)	(17,734)
Net investment income		220,946		25,377
Corporate expenses		(23,257)		(14,138)
Other expenses		(12,994)		(6,616)
Interest expense		(6,154)		(6,154)
Foreign exchange gains		6,663		4,215
Income tax expense		(1,431)		(4,407)
Net income attributable to noncontrolling interests in related party		—		(223)
Net income (loss) available to Third Point Re common shareholders		$170,881		$(19,680)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	52.4%		64.4%
Acquisition cost ratio	46.6%		36.4%
Composite ratio	99.0%		100.8%
General and administrative expense ratio	3.6%		3.5%
Combined ratio	102.6%		104.3%
(1) Underwriting ratios are calculated by dividing the related expense by net premiums earned.

THIRD POINT REINSURANCE LTD.
NON-GAAP MEASURES AND RECONCILIATIONS & KEY PERFORMANCE INDICATORS
Non-GAAP Measures
Basic Book Value per Share and Diluted Book Value per Share
In the third quarter of 2019, the Company changed the method used for calculating diluted book value per share (“DBVPS”) to the treasury stock method. Under the treasury stock method, the Company computes the number of new shares that can potentially be created by unexercised in-the-money warrants and options. The Company then assumes that the proceeds received from the exercise of in-the-money warrant and/or option are used to repurchase outstanding common shares in the market. The number of additional shares that are added back to the basic book value per share denominator is equal to the difference between (i) the number of new shares potentially created by unexercised in-the-money warrants and options and (ii) the number of shares that could be repurchased in the market. The previous method used did not contemplate repurchasing shares in the market, which the Company believes overstated the impact of dilution. This change had no impact on basic book value per share. The following table shows the revised DBVPS compared to the DBVPS as previously presented:

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
DBVPS	$14.88	$14.25	$12.98	$15.78	$15.84	$15.48
DBVPS, as previously presented	14.51	13.95	12.98	15.60	15.63	15.39
Difference	$0.37	$0.30	$—	$0.18	$0.21	$0.09
Basic book value per share and diluted book value per share are non-GAAP financial measures and there are no comparable GAAP measures. Basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing shareholders’ equity attributable to Third Point Re common shareholders by the number of common shares outstanding, excluding the total number of unvested restricted shares, at period end. Diluted book value per share, as presented, is a non-GAAP financial measure and is calculated using the treasury stock method. Under the treasury stock method, we assume that proceeds received from in-the-money options and/or warrants exercised are used to repurchase common shares in the market. For unvested restricted shares with a performance condition, we include the unvested restricted shares for which we consider vesting to be probable. Change in basic book value per share is calculated by taking the difference in basic book value per share for the periods presented divided by the beginning of period book value per share. Change in diluted book value per share is calculated by taking the difference in diluted book value per share for the periods presented divided by the beginning of period diluted book value per share. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.

	September 30, 2019	December 31, 2018
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Shareholders’ equity attributable to Third Point Re common shareholders	$1,383,580	$1,204,574
Basic and diluted book value per share denominator:
Common shares outstanding	94,220,567	93,639,610
Unvested restricted shares	(2,240,410)	(2,025,113)
Basic book value per share denominator:	91,980,157	91,614,497
Effect of dilutive warrants issued to founders and an advisor (1)	—	—
Effect of dilutive stock options issued to directors and employees (1)	—	—
Effect of dilutive restricted shares issued to directors and employees	1,731,384	1,209,285
Diluted book value per share denominator	93,711,541	92,823,782

Basic book value per share	$15.04	$13.15
Diluted book value per share	$14.76	$12.98

(1)	As of September 30, 2019 and December 31, 2018, there was no dilution a result of the Company’s share price being under the lowest exercise price for warrants and options.

Return on Beginning Shareholders’ Equity Attributable to Third Point Re Common Shareholders
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders, as presented, is a non-GAAP financial measure. Return on beginning shareholders’ equity attributable to Third Point Re common shareholders is calculated by dividing net income (loss) available to Third Point Re common shareholders by the beginning shareholders’ equity attributable to Third Point Re common shareholders. We believe that return on beginning shareholders’ equity attributable to Third Point Re common shareholders is an important measure because it assists our management and investors in evaluating the Company’s profitability. When we repurchase our common shares, we also adjust the beginning shareholders’ equity attributable to Third Point Re common shareholders for the impact of the shares repurchased on a weighted average basis. For a period where there was a loss, this adjustment decreased the stated returns on beginning shareholders’ equity and for a period where there was a gain, this adjustment increased the stated returns on beginning shareholders’ equity.

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	($ in thousands)
Net income (loss) available to Third Point Re common shareholders	$(15,099)	$(13,281)	$170,881	$(19,680)
Shareholders’ equity attributable to Third Point Re common shareholders - beginning of period	1,395,898	1,591,754	1,204,574	1,656,089
Impact of weighting related to shareholders’ equity from shares repurchased	—	(24,447)	—	(41,526)
Adjusted shareholders’ equity attributable to Third Point Re common shareholders - beginning of period	$1,395,898	$1,567,307	$1,204,574	$1,614,563
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders	(1.1)%	(0.8)%	14.2%	(1.2)%
Key Performance Indicator
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our net investments managed by Third Point LLC, net of fees. The net investment return on net investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our net investment assets managed by Third Point LLC. Effective August 31, 2018, we transitioned from our separately managed account structure to investing in TP Fund. In addition, collateral assets and certain other investment assets are managed by Third Point LLC. The net investment return reflects the combined results of investments managed on behalf of Third Point Re BDA and Third Point Re USA prior to the transition date of August 31, 2018 and the investments in TP Fund, collateral assets and certain other investment assets subsequent to the date of transition. Prior to the transition date of August 31, 2018, the stated return was net of noncontrolling interests and net of withholding taxes, which were presented as a component of income tax expense in our condensed consolidated statements of income. Net investment return is the key indicator by which we measure the performance of Third Point LLC, TP Fund’s investment manager.